For Immediate Release

Hagerty Reports Second Quarter 2024 Results
Increases 2024 Outlook for Revenue and Profit Growth

•Second quarter 2024 Total Revenue increased 20% year-over-year to $313.2 million, and year-to-date 2024 Total Revenue increased 22% year-over-year to $584.9 million
•Second quarter 2024 Written Premium increased 16% year-over-year to $321.2 million, and year-to-date 2024 Written Premium increased 18% year-over-year to $539.5 million
•Second quarter 2024 Operating Income margin expanded by 560 bps compared to the prior year period, and year-to-date 2024 Operating Income margin expanded by 840 bps compared to the prior year period
•Second quarter 2024 Net Income of $42.7 million, an increase of $27.1 million compared to the prior year period, and year-to-date 2024 Net Income of $50.9 million, an increase of $50.3 million compared to the prior year period
•Second quarter 2024 Adjusted EBITDA of $53.1 million, an increase of $18.7 million compared to the prior year period, and year-to-date 2024 Adjusted EBITDA of $80.4 million, an increase of $39.4 million compared to the prior year period
•Delivered Policies in Force Retention of 89% and maintained a Net Promoter Score of 82
•Increased 2024 growth outlook for Total Revenue to 16-18%, Written Premium of 14-15%, Net Income of 170-198% and Adjusted EBITDA of 47-59%
•Completed warrant exchange offer and mandatory exchange in July 2024, whereby the Company issued 3.9 million shares of Class A Common Stock in exchange for 19.5 million warrants

TRAVERSE CITY, Mich., August 6, 2024 /PRNewswire/ – Hagerty, Inc. (NYSE: HGTY), an automotive enthusiast brand and leading specialty vehicle insurance provider, announced today financial results for the three and six months ended June 30, 2024.
“We delivered excellent top line growth and margin expansion during the first half of 2024 as our differentiated business model delivers sustained, compounding growth,” said McKeel Hagerty, Chief Executive Officer and Chairman of Hagerty. “Total revenue gains of 22% were fueled by written premium growth of 18% as our vehicle count increased 8% over the prior year. High rates of growth, combined with more efficient and effective business processes drove operating margin expansion of 840 basis points.”

“This laser focus on profitability resulted in Net Income of $51 million and Adjusted EBITDA of $80 million during the first six months of 2024, ahead of expectations,” continued Mr. Hagerty.

“Given the strong start to the year and continued business momentum, we have increased our 2024 growth outlook,” added Mr. Hagerty. “We now expect written premium growth of 14-15% for the year, powered by strong new business count. Operating margin expansion is expected to drive net income growth of 170-198% and Adjusted EBITDA growth of 47-59% as we help car enthusiasts protect, buy and sell, and enjoy their special vehicles."

SECOND QUARTER 2024 FINANCIAL HIGHLIGHTS

•Second quarter 2024 Total Revenue increased 20% year-over-year to $313.2 million, and year-to-date 2024 Total Revenue increased 22% year-over-year to $584.9 million
•Second quarter 2024 Written Premium increased 16% year-over-year to $321.2 million, and year-to-date 2024 Written Premium increased 18% year-over-year to $539.5 million
•Second quarter 2024 Commission and fee revenue increased 17% year-over-year to $128.8 million, and year-to-date 2024 Commission and fee revenue increased 18% year-over-year to $217.7 million
•Policies in Force Retention was 89% as of June 30, 2024 compared to 88% in the prior year period and total insured vehicles increased 8% year-over-year to 2.5 million
•Second quarter 2024 Loss Ratio was 41.1% compared to 42.0% in the prior year period, and year-to-date 2024 Loss Ratio was 41.1% compared to 41.7% in the prior year period
•Second quarter 2024 Earned Premium increased 24% year-over-year to $157.6 million, and year-to-date 2024 Earned Premium increased 26% year-over-year to $309.2 million
•Second quarter 2024 Membership, marketplace and other revenue increased 14% year-over-year to $26.8 million, and year-to-date 2024 Membership, marketplace and other revenue increased 16% year-over-year to $58.0 million
•Second quarter 2024 Marketplace revenue increased 20% year-over-year to $6.3 million, and year-to-date 2024 Marketplace revenue increased 41% year-over-year to $16.8 million
•Second quarter 2024 Membership revenue increased 7% year-over-year to $14.1 million, and year-to-date 2024 Membership revenue increased 7% year-over-year to $27.6 million
◦Hagerty Drivers Club (HDC) paid members increased 8% year-over-year to approximately 854,000 compared to 792,000
•Second quarter 2024 Operating Income of $38.1 million, an increase of $20.8 million compared to the prior year period, and year-to-date 2024 Operating Income of $50.3 million, an increase of $49.5 million compared to the prior year period
•Second quarter 2024 Operating Income margin expanded by 560 bps compared to the prior year period, and year-to-date 2024 Operating Income margin expanded by 840 bps compared to the prior year period
•Cost containment and resource prioritization initiatives held general and administrative growth to only 0.3% and salary and benefits growth to 7.7% in the second quarter 2024. Year-to-date 2024 general and administrative services declined 3.4% and salary and benefits increased only 4.6%
•Second quarter 2024 depreciation and amortization was $10.0 million compared to $10.4 million in the prior year period, and year-to-date 2024 depreciation and amortization was $20.6 million compared to $24.1 million in the prior year period. The year-to-date decrease was primarily driven by the prior year’s $3.8 million impairment of digital media content assets
•Second quarter 2023 results included restructuring charges of $2.8 million, and year-to-date 2023 results included restructuring charges of $8.4 million. The prior year period’s charges were primarily associated with a reduction in force and the impairment and related charges associated with operating lease assets and cost containment initiatives
•Second quarter 2024 Net Income of $42.7 million, an increase of $27.1 million compared to the prior year period, and year-to-date 2024 Net Income of $50.9 million, an increase of $50.3 million compared to the prior year period
•Second quarter 2024 Net Income includes an $8.6 million increase in interest and other income, and year-to-date 2024 Net Income includes a $10.2 million increase in interest and other income, primarily due to the diversification of Hagerty Re's investment portfolio which resulted in investing in higher yielding fixed maturity securities. In addition, Net Income includes a $1.9 million loss from the change in fair value of warrant liabilities

•Completed warrant exchange offer and mandatory exchange in July 2024, whereby the Company issued 3.9 million shares of Class A Common Stock in exchange for 19.5 million warrants
•Second quarter 2024 Adjusted EBITDA (a non-GAAP measure) of $53.1 million, an increase of $18.7 million compared to the prior year period, and year-to-date 2024 Adjusted EBITDA of $80.4 million, an increase of $39.4 million compared to the prior year period
•Second quarter 2024 Basic and Diluted Earnings per Share was $0.09, and year-to-date 2024 Basic and Diluted Earnings per Share was $0.06
•Second quarter 2024 Adjusted EPS (a non-GAAP measure) was $0.12, and year-to-date 2024 Adjusted EPS was $0.16

The definitions and reconciliations of non-GAAP financial measures are provided under the heading Key Performance Indicators and Certain Non-GAAP Financial Measures at the end of this press release.

INCREASED 2024 OUTLOOK FOR GROWTH AND PROFITABILITY
Despite the uncertain macro environment and challenging dynamics for the insurance industry with heightened inflationary pressures, 2024 is on track to be another year of strong top-line growth and margin expansion for Hagerty as our performance-based culture powers great results for stakeholders. We remain focused on growing our Insurance, Membership and Marketplace businesses, positioning us to deliver sustained, compounding profit growth over the coming years and fund our purpose to save driving and to fuel car culture for future generations.

•Key 2024 business priorities include:
◦Further improve loyalty to drive renewals and referrals
◦Enhance member experience in a cost effective and efficient way
◦Build Hagerty Marketplace into the most trusted and preferred place to buy, sell, and finance collector cars
◦Expand insurance offerings, particularly in the post-1980s collectible space

•For full year 2024, the Company increased its outlook:

◦Written Premium growth of 14-15%
◦Total Revenue growth of 16-18%
◦Net Income growth of 170-198%
◦Adjusted EBITDA growth of 47-59%

		Prior 2024 Outlook [1]		Revised 2024 Outlook
in thousands	2023 Results	Low End	High End	Low End	High End
Total Written Premium	$907,175	$1,025,000	$1,034,000	$1,034,000	$1,043,000
Total Revenue	$1,000,213	$1,150,000	$1,170,000	$1,160,000	$1,180,000
Net Income [2]	$28,179	$61,000	$70,000	$76,000	$84,000
Adjusted EBITDA [3]	$88,162	$124,000	$135,000	$130,000	$140,000

1    Prior 2024 Outlook shared on the Company’s first quarter earnings call on May 7th, 2024.
2    Net income range assumes no impact from warrants. Fully diluted share count post warrant exchange of ~360 million including Class A Common Stock, Class V Common Stock, Series A Convertible Preferred Stock, and share-based compensation awards.
3    See Non-GAAP Financial Measures below for additional information regarding this non-GAAP financial measure.

Conference Call Details

Hagerty will hold a conference call to discuss the financial results today at 10:00 am Eastern Time. A webcast of the conference call, including the Company's Investor Presentation highlighting second quarter 2024 financial results, will be available on Hagerty’s investor relations website at investor.hagerty.com. The dial-in for the conference call is (877) 423-9813 (toll-free) or (201) 689-8573 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available at investor.hagerty.com following the call.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. These forward-looking statements reflect Hagerty’s current expectations and projections with respect to its expected future business and financial performance, including, among other things: (i) expected operating results, such as revenue growth and increases in profit and earned premium; (ii) changes in the market for Hagerty’s products and services, (iii) anticipated business objectives; and (iv) the strength of Hagerty’s business model. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "goal," "intend," "likely," "outlook," "plan," "potential," "project," "seek," "target," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning.

A number of factors could cause actual results or outcomes to differ materially from those indicated by these forward-looking statements. These factors include, among other things, Hagerty’s ability to: (i) compete effectively within its industry and attract and retain insurance policy holders and paid HDC subscribers; (ii) maintain key strategic relationships with its insurance distribution and underwriting carrier partners; (iii) prevent, monitor and detect fraudulent activity; (iv) manage risks associated with disruptions, interruptions, outages with its technology platforms or third-party services; (v) accelerate the adoption of Hagerty’s membership products as well as any new insurance programs and products; (vi) manage the cyclical nature of the insurance business including through any periods of recession, economic downturn or inflation; (vii) address unexpected increases in the frequency or severity of claims; (viii) comply with the numerous laws and regulations applicable to Hagerty’s business, including state, federal and foreign laws relating to insurance and rate increases, privacy, the internet and accounting matters; (ix) manage risks associated with being a controlled company; (x) successfully defend any litigation, government inquiries and investigations, and (xi) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the "SEC") by Hagerty.

The forward-looking statements herein represent the judgment of Hagerty as of the date of this release and Hagerty disclaims any intent or obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand Hagerty’s reported financial results and its business outlook for future periods.

About Hagerty, Inc. (NYSE: HGTY)

Hagerty is an automotive enthusiast brand committed to saving driving and to fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the U.K. and is home to Hagerty Drivers Club, a community of over 850,000 who can’t get enough of cars. As a purpose-driven organization, Hagerty Impact aims to be a catalyst for positive change across the issues that matter most to our teams, our members, the broader automotive community, our shareholders and the planet at large. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram, Twitter and LinkedIn.

More information can be found at newsroom.hagerty.com.

Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended June 30,
	2024	2023	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$128,816	$110,187	$18,629	16.9%
Earned premium	157,612	127,482	30,130	23.6%
Membership, marketplace and other revenue	26,797	23,575	3,222	13.7%
Total revenue	313,225	261,244	51,981	19.9%
OPERATING EXPENSES:
Salaries and benefits	57,693	53,572	4,121	7.7%
Ceding commissions, net	73,446	60,350	13,096	21.7%
Losses and loss adjustment expenses	64,729	53,564	11,165	20.8%
Sales expense	47,990	41,941	6,049	14.4%
General and administrative	21,373	21,318	55	0.3%
Depreciation and amortization	10,014	10,397	(383)	(3.7)%
Restructuring, impairment and related charges, net	—	2,849	(2,849)	(100.0)%
Gain related to divestiture	(87)	—	(87)	—%
Total operating expenses	275,158	243,991	31,167	12.8%
OPERATING INCOME	38,067	17,253	20,814	120.6%
Change in fair value of warrant liabilities	(1,941)	(1,754)	(187)	10.7%
Interest and other income (expense)	12,342	3,770	8,572	N/M
INCOME BEFORE INCOME TAX EXPENSE	48,468	19,269	29,199	151.5%
Income tax expense	(5,811)	(3,730)	(2,081)	55.8%
NET INCOME	42,657	15,539	27,118	174.5%
Net income attributable to non-controlling interest	(32,279)	(13,134)	(19,145)	145.8%
Accretion of Series A Convertible Preferred Stock	(1,839)	—	(1,839)	—%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$8,539	$2,405	$6,134	N/M

Earnings per share of Class A Common Stock:
Basic	$0.09	$0.03
Diluted	$0.09	$0.03

Weighted average shares of Class A Common Stock outstanding:
Basic	85,687	84,371
Diluted	85,687	85,563

N/M = Not meaningful

Hagerty, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Six months ended June 30,
	2024	2023	$ Change	% Change

REVENUE:	in thousands (except percentages and per share amounts)
Commission and fee revenue	$217,656	$184,799	$32,857	17.8%
Earned premium	309,231	244,713	64,518	26.4%
Membership, marketplace and other revenue	58,046	50,084	7,962	15.9%
Total revenue	584,933	479,596	105,337	22.0%
OPERATING EXPENSES:
Salaries and benefits	113,809	108,804	5,005	4.6%
Ceding commissions, net	144,376	115,775	28,601	24.7%
Losses and loss adjustment expenses	127,085	101,976	25,109	24.6%
Sales expense	87,650	77,054	10,596	13.8%
General and administrative	41,235	42,699	(1,464)	(3.4)%
Depreciation and amortization	20,574	24,140	(3,566)	(14.8)%
Restructuring, impairment and related charges, net	—	8,384	(8,384)	(100.0)%
Gain related to divestiture	(87)	—	(87)	—%
Total operating expenses	534,642	478,832	55,810	11.7%
OPERATING INCOME	50,291	764	49,527	N/M
Change in fair value of warrant liabilities	(8,081)	(2,269)	(5,812)	N/M
Interest and other income (expense)	19,586	9,417	10,169	108.0%
INCOME BEFORE INCOME TAX EXPENSE	61,796	7,912	53,884	N/M
Income tax expense	(10,940)	(7,398)	(3,542)	47.9%
NET INCOME	50,856	514	50,342	N/M
Net income attributable to non-controlling interest	(41,829)	(208)	(41,621)	N/M
Accretion of Series A Convertible Preferred Stock	(3,677)	—	(3,677)	—%
NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCKHOLDERS	$5,350	$306	$5,044	N/M

Earnings per share of Class A Common Stock:
Basic	$0.06	$—
Diluted	$0.06	$—

Weighted average shares of Class A Common Stock outstanding:
Basic	85,171	83,820
Diluted	86,072	84,424

N/M = Not meaningful

Hagerty, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2024	2023

ASSETS	in thousands (except share amounts)
Current Assets:
Cash and cash equivalents	$120,936	$108,326
Restricted cash and cash equivalents	194,586	615,950
Investments	65,444	10,946
Accounts receivable	88,365	71,530
Premiums receivable	221,788	137,525
Commissions receivable	17,719	79,115
Notes receivable	60,285	35,896
Deferred acquisition costs, net	159,307	141,637
Other current assets	84,371	49,293
Total current assets	1,012,801	1,250,218
Investments	404,799	5,526
Notes receivable	1,291	17,018
Property and equipment, net	19,899	20,764
Lease right-of-use assets	47,219	50,515
Intangible assets, net	82,838	91,924
Goodwill	114,165	114,214
Other long-term assets	46,619	38,033
TOTAL ASSETS	$1,729,631	$1,588,212
LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$76,509	$87,175
Losses payable and provision for unpaid losses and loss adjustment expenses	217,545	198,508
Commissions payable	101,100	108,739
Due to insurers	139,099	79,815
Advanced premiums	36,839	20,471
Unearned premiums	362,509	317,275
Contract liabilities	36,614	30,316
Total current liabilities	970,215	842,299
Long-term lease liabilities	46,689	50,459
Long-term debt, net	98,029	130,680
Warrant liabilities	42,099	34,018
Deferred tax liability	17,997	15,937
Contract liabilities	16,335	17,335
Other long-term liabilities	2,961	4,139
TOTAL LIABILITIES	1,194,325	1,094,867
Commitments and Contingencies	—	—
TEMPORARY EQUITY [1]
Preferred stock, $0.0001 par value (20,000,000 shares authorized, 8,483,561 Series A Convertible Preferred Stock issued and outstanding as of June 30, 2024 and December 31, 2023)	80,913	82,836
STOCKHOLDERS' EQUITY
Class A Common Stock, $0.0001 par value (500,000,000 shares authorized, 85,703,286 and 84,588,536 issued and outstanding as of June 30, 2024 and December 31, 2023, respectively)	8	8
Class V Common Stock, $0.0001 par value (300,000,000 authorized, 251,033,906 shares issued and outstanding as of June 30, 2024 and December 31, 2023)	25	25
Additional paid-in capital	555,040	561,754
Accumulated earnings (deficit)	(459,968)	(468,995)
Accumulated other comprehensive income (loss)	(667)	(88)
Total stockholders' equity	94,438	92,704
Non-controlling interest	359,955	317,805
Total equity	454,393	410,509
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$1,729,631	$1,588,212

1 The Series A Convertible Preferred Stock is recorded within Temporary Equity because it has equity conversion and cash redemption features.

Hagerty, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended June 30,
	2024	2023

OPERATING ACTIVITIES:	in thousands
Net income	$50,856	$514
Adjustments to reconcile net income to net cash from operating activities:
Change in fair value of warrant liabilities	8,081	2,269
Depreciation and amortization	20,574	24,140
Provision for deferred taxes	1,984	3,480
Share-based compensation expense	8,926	8,222
Non-cash lease expense	4,038	6,300
Other	(5)	3,433
Changes in operating assets and liabilities:
Accounts, premiums and commission receivable	(39,306)	(93,549)
Deferred acquisition costs, net	(17,670)	(32,756)
Losses payable and provision for unpaid losses and loss adjustment expenses	19,037	4,876
Commissions payable	(7,639)	24,664
Due to insurers	59,470	60,174
Advanced premiums	16,399	17,043
Unearned premiums	45,234	68,123
Operating lease liabilities	(4,531)	(5,960)
Other assets and liabilities, net	(43,193)	(20,416)
Net Cash Provided by Operating Activities	122,255	70,557
INVESTING ACTIVITIES:
Capital expenditures	(11,936)	(16,251)
Acquisitions, net of cash acquired	(3,843)	(7,084)
Issuance of notes receivable	(32,136)	(11,015)
Collection of notes receivable	19,354	6,235
Purchases of fixed maturity securities	(455,766)	(6,172)
Proceeds from sales of fixed maturity securities	7,570	—
Proceeds from maturities of fixed maturity securities	5,596	2,964
Purchases of equity securities	(9,407)	—
Other investing activities	631	22
Net Cash Used in Investing Activities	(479,937)	(31,301)
FINANCING ACTIVITIES:
Payments on long-term debt	(60,757)	(99,250)
Proceeds from long-term debt, net of issuance costs	25,482	71,590
Proceeds from issuance of Series A Preferred Stock, net of issuance costs	—	79,159
Contribution from non-controlling interest	—	600
Distributions paid to non-controlling interest unit holders	(5,320)	—
Payment of Series A Preferred Stock dividends	(5,600)	—
Funding of employee tax obligations upon vesting of share-based payments	(4,588)	—
Proceeds from issuance of Class A Common Stock under employee stock purchase plan	—	906
Net Cash Provided by (Used in) Financing Activities	(50,783)	53,005
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(289)	909

Change in cash and cash equivalents and restricted cash and cash equivalents	(408,754)	93,170
Beginning cash and cash equivalents and restricted cash and cash equivalents	724,276	539,191
Ending cash and cash equivalents and restricted cash and cash equivalents	$315,522	$632,361

Hagerty, Inc.
Key Performance Indicators and Certain Non-GAAP Financial Measures

Key Performance Indicators

The tables below present a summary of our Key Performance Indicators, which include important operational metrics, as well as certain accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures as of and for the periods presented. We use these Key Performance Indicators to evaluate our business, measure our performance, identify trends against planned initiatives, prepare financial projections, and make strategic decisions. We believe these Key Performance Indicators are useful in evaluating our performance when read together with our Condensed Consolidated Financial Statements prepared in accordance with GAAP.

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Operational Metrics
Total Written Premium (in thousands)	$321,173	$275,895	$539,459	$458,745
Loss Ratio	41.1%	42.0%	41.1%	41.7%
New Business Count — Insurance	89,049	80,140	148,335	131,902

GAAP Measures
Total Revenue (in thousands)	$313,225	$261,244	$584,933	$479,596
Operating Income (in thousands)	$38,067	$17,253	$50,291	$764
Net Income (in thousands)	$42,657	$15,539	$50,856	$514
Basic Earnings Per Share	$0.09	$0.03	$0.06	$—
Diluted Earnings Per Share	$0.09	$0.03	$0.06	$—

Non-GAAP Financial Measures
Adjusted EBITDA (in thousands)	$53,113	$34,367	$80,440	$41,072
Adjusted Earnings Per Share	$0.12	$0.05	$0.16	$0.01

	June 30,	December 31,
	2024	2023
Operational Metrics
Policies in Force	1,468,612	1,401,037
Policies in Force Retention	88.7%	88.7%
Vehicles in Force	2,510,566	2,378,883
HDC Paid Member Count	853,564	815,007
Net Promoter Score (NPS)	82	82

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as consolidated Net income, excluding interest and other income (expense), income tax expense, and depreciation and amortization, further adjusted to exclude (i) changes in the fair value of our warrant liabilities; (ii) share-based compensation expense; and when applicable, (iii) restructuring, impairment and related charges, net; (iv) gains, losses and impairments related to divestitures; and (v) certain other unusual items.

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management uses Adjusted EBITDA as a measure of the operating performance of our business on a consistent basis, as it removes the impact of items not directly resulting from our core operations.

By providing this non-GAAP financial measure, together with a reconciliation to Net income, which is the most comparable GAAP measure, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing our strategic initiatives. However, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as an alternative to, or a substitute for Net income or other financial statement data presented in our Condensed Consolidated Financial Statements as indicators of financial performance.Hagerty's Our definition of Adjusted EBITDA may be different than similarly titled measures used by other companies in our industry, which could reduce the usefulness of this non-GAAP financial measure when comparing our performance to that of other companies.

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, which is Net income:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

	in thousands
Net income	$42,657	$15,539	$50,856	$514
Interest and other (income) expense [1]	(12,342)	(3,770)	(19,586)	(9,417)
Income tax expense	5,811	3,730	10,940	7,398
Depreciation and amortization	10,014	10,397	20,574	24,140
EBITDA	46,140	25,896	62,784	22,635
Restructuring, impairment and related charges, net	—	2,849	—	8,384
Change in fair value of warrant liabilities	1,941	1,754	8,081	2,269
Share-based compensation expense	4,383	4,018	8,926	7,934
Gain related to divestiture	(87)	—	(87)	—
Other unusual items [2]	736	(150)	736	(150)
Adjusted EBITDA	$53,113	$34,367	$80,440	$41,072

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" on the Condensed Consolidated Statements of Operations.
2    Other unusual items includes $0.7 million of professional fees associated with the exchange offer related to our warrants for the three and six months ended June 30, 2024 and a net legal settlement recovery for the three and six months ended June 30, 2023.

The following table reconciles Adjusted EBITDA for the year ended December 31, 2024 Outlook to the most directly comparable GAAP measure, which is Net income:

	2024 Low	2024 High

	in thousands
Net income	$76,000	$84,000
Interest and other (income) expense [1]	(30,000)	(30,000)
Income tax expense	20,000	22,000
Depreciation and amortization	46,000	46,000
Change in fair value of warrant liabilities	—	—
Share-based compensation expense	18,000	18,000
Adjusted EBITDA	$130,000	$140,000

1    Excludes interest expense related to the BAC Credit Facility, which is recorded within "Sales expense" on the Condensed Consolidated Statements of Operations.

Adjusted EPS

We define Adjusted Earnings Per Share ("Adjusted EPS") as consolidated Net income, less changes in the fair value of our warrant liabilities, divided by our outstanding and total potentially dilutive securities, which includes (i) the weighted average issued and outstanding shares of Class A Common Stock; (ii) all issued and outstanding non-controlling interest units of THG; (iii) all issued and outstanding shares of our Series A Convertible Preferred Stock on an as-converted basis; (iv) all unissued share-based compensation awards; and (v) all unexercised warrants.

The most directly comparable GAAP measure to Adjusted EPS is basic earnings per share ("Basic EPS"), which is calculated as Net income available to Class A Common Stockholders divided by the weighted average number of Class A Common Stock shares outstanding during the period.

We present Adjusted EPS because we consider it to be an important supplemental measure of our operating performance and believe it is used by securities analysts, investors and other interested parties in evaluating the consolidated performance of other companies in our industry. We also believe that Adjusted EPS, which compares our consolidated Net income with our outstanding and potentially dilutive shares, provides useful information to investors regarding our performance on a fully consolidated basis.

Management uses Adjusted EPS:

•as a measurement of operating performance of our business on a fully consolidated basis;
•to evaluate the performance and effectiveness of our operational strategies; and
•as a preferred predictor of core operating performance, comparisons to prior periods and competitive positioning.

We caution investors that Adjusted EPS is not a recognized measure under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including Basic EPS, and that Adjusted EPS, as we define it, may be defined or calculated differently by other companies. In addition, Adjusted EPS has limitations as an analytical tool and should not be considered as a measure of profit or loss per share.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, which is Basic EPS:

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

	in thousands (except per share amounts)
Numerator:
Net income available to Class A Common Stockholders [1]	$7,912	$2,388	$4,955	$305
Accretion of Series A Convertible Preferred Stock	1,839	—	3,677	—
Undistributed earnings allocated to Series A Convertible Preferred Stock	627	17	395	1
Net income attributable to non-controlling interest	32,279	13,134	41,829	208
Consolidated net income	42,657	15,539	50,856	514
Change in fair value of warrant liabilities	1,941	1,754	8,081	2,269
Adjusted consolidated net income [2]	$44,598	$17,293	$58,937	$2,783

Denominator:
Weighted average shares of Class A Common Stock outstanding — basic [1]	85,687	84,371	85,171	83,820
Total potentially dilutive securities outstanding:
Non-controlling interest units	255,368	255,499	255,368	255,499
Series A Convertible Preferred Stock, on an as-converted basis	6,785	6,785	6,785	6,785
Total unissued share-based compensation awards	8,228	7,022	8,228	7,022
Total warrants outstanding [3]	3,876	19,484	3,876	19,484
Potentially dilutive shares outstanding	274,257	288,790	274,257	288,790
Fully dilutive shares outstanding [2]	359,944	373,161	359,428	372,610

Basic EPS [1]	$0.09	$0.03	$0.06	$—

Adjusted EPS [2]	$0.12	$0.05	$0.16	$0.01

1    Numerator and Denominator of the GAAP measure Basic EPS.
2    Numerator and Denominator of the non-GAAP measure Adjusted EPS.
3    For the three and six months ended June 30, 2024, the dilutive impact of the outstanding warrants included in the calculation of Adjusted EPS represents the number of Class A Common Stock shares issued in relation to the warrant exchange transaction that closed in July 2024.